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                                                              Exhibit 99.2(a)(2)

                        AGREEMENT OF LIMITED PARTNERSHIP

                                       OF

               MORGAN STANLEY INSTITUTIONAL FUND OF HEDGE FUNDS LP

       This Agreement of Limited Partnership of Morgan Stanley Institutional Fund of Hedge Funds LP (this "Agreement") is entered into by and between Morgan
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Stanley Alternative Investment Partners LP, as general partner (the "General
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Partner"), and Morgan Stanley AIP Funding Inc., as limited partner (the
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"Organizational Limited Partner").
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       The General Partner and the Organizational Limited Partner hereby form a limited partnership pursuant to and in accordance with the Delaware Revised Uniform Limited Partnership Act (6 Del. C. Section 17-101, et seq.), as amended
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from time to time (the "Act"), and hereby agree as follows:
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       1.     Name. The name of the limited partnership formed under this
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Agreement is Morgan Stanley Institutional Fund of Hedge Funds LP (the
"Partnership").
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       2.     Purpose. The Partnership is formed for the object and purpose of,
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and the nature of the business to be conducted and promoted by the Partnership is, engaging in any lawful act or activity for which limited partnerships may be formed under the Act and engaging in any and all activities necessary or incidental to the foregoing.

       3.     Registered Office. The Partnership's registered office in the
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State of Delaware is at 2711 Centerville Road, Suite 400, Wilmington, New Castle
County, Delaware.

       4.     Registered Agent. The Corporation Service Company is the
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Partnership's registered agent for service of process in the State of Delaware, unless a different registered office or agent is designated from time to time by the General Partner in accordance with the Delaware Act.

       5.     Partners. The names and the business, residence or mailing
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addresses of the General Partner and the Organizational Limited Partner are as
follows:

              General Partner:
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              Morgan Stanley Alternative Investment Partners LP
              100 Front Street, Suite 1100
              One Tower Bridge
              West Conshohocken, PA  19428-2899

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              Organizational Limited Partner:
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              Morgan Stanley AIP Funding Inc.
              100 Front Street, Suite 1100
              One Tower Bridge
              West Conshohocken, PA  19428-2899

       6.     Powers. The powers of the General Partner include all powers,
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statutory and otherwise, possessed by general partners under the laws of the
State of Delaware. Notwithstanding any other provisions of this Agreement, the General Partner is authorized to execute and deliver any document on behalf of the Partnership without any vote or consent of any other partner.

       7.     Dissolution. The Partnership shall dissolve, and its affairs shall
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be wound up if (a) all of the partners of the Partnership approve in writing,
(b) an event of withdrawal of a general partner has occurred under the Act, unless the business of the Partnership is continued in accordance with the Act,
(c) there are no limited partners ("Limited Partners") of the Partnership,
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unless the business of the Partnership is continued in accordance with the Act, or (d) an entry of a decree of judicial dissolution has occurred under Section 17-802 of the Act.

       8.     Allocation of Profits and Losses. The Partnership's profits and
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losses shall be allocated in proportion to the partnership interests of the partners of the Partnership.

       9.     Distributions. Distributions shall be made to the partners of the
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Partnership at the times and in the aggregate amounts determined by the General
Partner. Such distributions shall be allocated among the partners of the Partnership in the same proportion as their respective partnership interests in the Partnership.

       10.    Assignments.
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       (a)    The Organizational Limited Partner may assign all or any part of its partnership interest in the Partnership and may withdraw from the Partnership only with the consent of the General Partner.

       (b) The General Partner may assign all or any part of its partnership interest in the Partnership and may withdraw from the Partnership without the consent of the Organizational Limited Partner.

       11.    Withdrawal. Except to the extent set forth in Section 10 of this
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Agreement, no right is given to any partner of the Partnership to withdraw from the Partnership.

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       12.    Admission of Additional or Substitute Partners.
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       (a)    One (1) or more additional or substitute Limited Partners may be admitted to the Partnership with only the consent of the General Partner.

       (b) One (1) or more additional or substitute general partners of the Partnership may be admitted to the Partnership with only the consent of the General Partner.

       13.    Directors.
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       (a)    The Partnership may have directors of the Partnership
("Directors"), who will be those persons elected or designated as Directors in
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accordance with this Agreement and who are delegated the authority provided for in this Agreement.

       (b) The initial Directors of the Partnership will be elected to that office by the Organizational Limited Partner, by means of a written consent of the Organizational Limited Partner, and thereafter Directors will be elected by the Limited Partners at an annual or special meeting duly called for that purpose, or by means of a unanimous written consent in lieu of such a meeting, if permissible under the Investment Company Act of 1940 (the "1940 Act"); except
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that vacancies occurring between such meetings may be filled in any otherwise
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legal manner (including by vote of the Directors) if immediately after filling any such vacancy at least two-thirds of the Directors then holding office shall have been elected to such office by the holders of the outstanding partnership interests in the Partnership at such annual or special meetings.

       (c) Immediately after their election as Directors by the Organizational Limited Partner or the Limited Partners, the General Partner hereby delegates to the Directors those rights and powers of the General Partner necessary for the Directors to manage and control the business affairs of the Partnership and to carry out their oversight obligations with respect to the Partnership required under the 1940 Act, state law, and any other applicable laws or regulations.

       (d) The Directors will, among their powers, have the authority to cause the Partnership to engage a person or persons to provide investment management services to the Partnership and to provide advice and management to the Partnership, under their direction, subject to the initial approval of the engagement prior to the Closing Date (that is, the first date on or as of which a Limited Partner, other than the Organizational Limited Partner, is admitted to the Partnership), by the Directors (including the vote of a majority of the Directors who are not "interested persons," as such term is defined under the 1940 Act, of the Partnership (the "Independent Directors")) at a meeting called
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for such purpose, and by the Organizational Limited Partner.

       (e) The number of Directors will be fixed from time to time by the Directors then in office, except that no reduction in the number of Directors may serve to effect the removal of any Director. Each Partner approves the delegation by the General Partner to the Directors, in accordance with Section 13(c) of this Agreement, of certain of the General Partner's rights and powers.

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       (f)    The status of a Director will terminate (i) if the Director dies;
(ii) if the Director resigns as a Director; (iii) if the Director is removed in accordance with Section 13(g) of this Agreement; or (iv) on December 31 in the year in which the Director reaches 72 years of age, unless such termination is waived by resolution of a majority of the Directors, excluding the Director reaching age 72.

       (g) Any Director may be removed with or without cause by a vote of a majority of the Limited Partners or by written consent of Limited Partners holding not less than two-thirds of the total number of votes eligible to be cast by all Limited Partners.

       (h) The Directors may establish and maintain committees of the board of directors of the Partnership (the "Board of Directors"), and may grant to
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such committees the authority to, among other things, value the assets of the
Partnership; select and nominate the Independent Directors; recommend to the Board of Directors the compensation to be paid to the Independent Directors; and recommend to the Board of Directors the firm of certified public accountants that shall conduct the Partnership's audits.

       (i) The Directors may establish or designate committees of the Board or the Partnership, whose members may include the Directors and/or other persons who are not Directors, to provide advice and other services to the Partnership, which committees may include (but are not limited to) a committee that will value the assets of the Partnership.

       (j) The Independent Directors will receive compensation for their services as Independent Directors, as determined by the Board of Directors.

       14.    Action by the Board of Directors.
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       (a)    Unless provided otherwise in this Agreement, the Directors will act only: (i) by the affirmative vote of a majority of the Directors (which majority will include any requisite number of Independent Directors required by the 1940 Act) present at a meeting duly called at which a quorum of the Directors is present either in person or, to the extent consistent with the provisions of the 1940 Act, by conference telephone or other communications equipment by means of which all Persons participating in the meeting can hear each other; or (ii) by unanimous written consent of all of the Directors without a meeting, if permissible under the 1940 Act.

       (b) The Directors may designate from time to time a Director or an officer of the Partnership or the General Partner who will preside at all meetings. Meetings of the Directors may be called by the General Partner, the Chairman or any two Directors, and may be held on any date and at any time and place determined by the Directors. Each Director will be entitled to receive written notice of the date, time and place of a meeting within a reasonable time in advance of the meeting. Notice need not be given to any Director who attends a meeting without objecting to the lack of notice or who executes a written waiver of notice with respect to the meeting. A majority of the Directors then in office will constitute a quorum at any meeting.

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       (c)    The Directors may appoint from time to time agents and employees of the Partnership who will have the same powers and duties on behalf of the Partnership as are customarily vested in officers of a corporation incorporated under Delaware law, or such other powers and duties as may be designated by the Directors, in their sole discretion, and designate them as officers or agents of the Partnership by resolution of the Directors specifying their titles or functions.

       15.    Liability of Organizational Limited Partner. The Organizational
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Limited Partner shall not have any liability for the obligations or liabilities of the Partnership except to the extent required by the Act. Any actions of the Organizational Limited Partner may be taken by means of a written consent of the Organizational Limited Partner, if permissible under the 1940 Act.

       16.    Regulatory Filings.
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       (a)    The Partnership may execute, deliver, and file with the Securities and Exchange Commission (the "SEC"), a Notification of Registration on Form
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N-8A, a registration statement filed under the 1940 Act on Form N-2, or any other filing that may be required to be filed with the SEC or other applicable federal or state regulatory authority relating to the operation of the Partnership or to the offer and sale of the Interests, including any amendments thereto.

       (b) The Partnership may execute, deliver and file with the SEC applications for exemptive relief or requests for no-action or interpretive positions, including any amendments thereto, under the Securities Act of 1933, the Securities Exchange Act of 1934, the 1940 Act or any other applicable federal or state securities law.

       (c) Arthur J. Lev, Esq., General Counsel, Morgan Stanley Alternative Investments Inc., the general partner of the general partner of the General Partner, is authorized to execute any filings contemplated in this Section 16.

       17.    Governing Law. This Agreement shall be governed by, and construed
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under, the laws of the State of Delaware, all rights and remedies being governed by said laws.

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       IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, have duly executed this Agreement of Limited Partnership as of the 6th day of November, 2001.

                                          MORGAN STANLEY ALTERNATIVE
                                          INVESTMENT PARTNERS LP

                                          By: Morgan Stanley AIP GP LP,
                                                as its General Partner

                                          By: Morgan Stanley Alternative
                                               Investments Inc.,
                                                as its General Partner


                                          By:    /s/
                                                 Name: Vincent B. Tritto
                                                 Title:   Vice President



                                          MORGAN STANLEY AIP FUNDING INC.,
                                              as Organizational Limited Partner

                                          By:    /s/
                                                 Name:  Arthur J. Lev
                                                 Title: General Counsel and
                                                        Secretary